THE BANK OF NEW
YORK
 NEW YORKS FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS

August 17, 2007
SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control


RE:
American Depositary Shares evidenced by
American Depositary Receipts, each representing one thousand Ordinary Shares of Compahhia
Paranaense de Energia S.A. Copel , (Form F-6
File No. 333-1996)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting the ratio change of the Ordinary ADRs of Compahhia Paranaense de
Energia S.A. Copel.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ratio of Compahhia
Paranaense de Energia S.A. Copel ordinary shares.

The Prospectus has been revised to reflect the new ratio by addition of the following notation:

EFFECTIVE AUGUST 9, 2007 ONE
ADR EQUALS ONE ORDINARY
SHARE

Please contact me with any questions or comments at 212 815-4244.


Sandra Friedrich
Assistant Vice President
The Bank of New York - ADR Division


Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







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